Exhibit 15.1

Our ref	RDS/611736-000001/8118658v1
Direct tel	+852 2971 3046
Email	richard.spooner@maplesandcalder.com

Mecox Lane Limited

Room 302, Qilai Building, No. 889 Yishan Road

Shanghai 200233, People’s Republic of China

29 April 2015

Dear Sirs

Mecox Lane Limited (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2014, which will be filed with the Securities and Exchange Commission in the month of April 2015.

Yours faithfully

/s/ Maples and Calder

Maples and Calder